EXHIBIT 99.1

Press Release
For Immediate Release
Company contact: Robert W. Howard, Executive Vice President — Finance and Investor Relations, or William M. Crawford, Manager of Investor Relations, 303-293-9100
Bill Barrett Corporation Announces Upcoming Conference Presentations
DENVER — (PR Newswire) — November 10, 2005 — Bill Barrett Corporation (NYSE: BBG) announced its participation in both the Banc of America Securities 2005 Energy Conference, which is to be held in Boca Raton, Florida on November 13-15, 2005, and the Lehman Brothers Small Cap Conference to be held in Carlsbad, California on November 16-18, 2005.
Company Chairman and Chief Executive Officer Bill Barrett will present to the Banc of America conference on Tuesday, November 15 at 8:40 a.m. EST and to the Lehman Brothers conference on Thursday, November 17 at 8:40 a.m. PST. Each of Mr. Barrett’s presentations will be webcast live with both audio and user controlled slides available on the Company’s website at http://www.billbarrettcorp.com. The material Mr. Barrett will present, along with each conference’s respective audio, will be archived on a delayed basis on the Company’s website until January 18, 2006.
About Bill Barrett Corporation
Bill Barrett Corporation, headquartered in Denver, explores for and develops natural gas and oil in nine basins and the overthrust belt in the Rocky Mountain region of the United States. Additional information about the Company may be found on its web site http://www.billbarrettcorp.com.
Forward-Looking Statements and Cautionary Statements
This press release and the Company’s website contain, and certain statements in the presentations on November 15 and 17, 2005 will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect Bill Barrett Corporation’s current views with respect to future events, based on what it believes are reasonable assumptions. No assurance can be given, however, that these events will occur. These statements are subject to risks and uncertainties that could cause actual results to differ materially including, among other things, exploration results, market conditions, oil and gas prices and volatility, uncertainties inherent in oil and gas production operations and estimating reserves, unexpected future capital expenditures, competition, the success of Bill Barrett Corporation risk management activities, governmental regulations and other factors discussed in the Company’s definitive prospectus dated August 17, 2005 filed with the Securities and Exchange Commission (http://www.sec.gov).